SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
           Proxy Statement Pursuant to Section 14(a) of the Securities
                   Exchange Act of 1934 (Amendment No.        )

Filed by the registrant [X]
Filed by a party other than the registrant [ ]

Check the appropriate box:
[ ] Preliminary Proxy Statement   [ ] Confidential, for use of the Commission
                                      Only (as permitted by Rule 14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material pursuant to Rule 14a-12

                                IBT Bancorp, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):
  [X]  No fee required
  [ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

         (1) Title of each class of securities to which transaction applies:
--------------------------------------------------------------------------------

         (2) Aggregate number of securities to which transaction applies:
--------------------------------------------------------------------------------

         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11. (set forth the amount on which the filing fee is calculated and state how it was determined):
--------------------------------------------------------------------------------

         (4) Proposed maximum aggregate value of transaction:
--------------------------------------------------------------------------------

         (5) Total fee paid:
--------------------------------------------------------------------------------

  [ ] Fee paid previously with preliminary materials.

  [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         (1) Amount previously paid:
--------------------------------------------------------------------------------

         (2) Form, Schedule or Registration Statement No.:
--------------------------------------------------------------------------------

         (3) Filing Party:
--------------------------------------------------------------------------------

         (4) Date Filed:
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

                         [IBT BANCORP, INC. LETTERHEAD]











March 19, 2004

Dear Stockholder:

         On behalf of the Board of Directors and management of IBT Bancorp, Inc. (the "Company"), I cordially invite you to attend the 2004 Annual Meeting of Stockholders to be held at the Irwin Masonic Temple, located at 417 Main Street, Irwin, Pennsylvania on Tuesday, April 20, 2004 at 2:00 p.m., local time. The attached Notice of Annual Meeting and Proxy Statement describe the formal business to be transacted at the Annual Meeting. During the Annual Meeting, I will report on the operations of the Company. Directors and officers of the Company, as well as a representative of Edwards Sauer & Owens, certified public accountants, will be present to respond to any questions you may have.

         You will be asked to elect four directors and to ratify the appointment of Edwards Sauer & Owens as the Company's independent accountants for the fiscal year ending December 31, 2004. The Board of Directors has unanimously approved each of these proposals and recommends that you vote FOR them.

         Your vote is important, regardless of the number of shares you own and regardless of whether you plan to attend the Annual Meeting. I encourage you to read the enclosed proxy statement carefully and sign and return your enclosed proxy card as promptly as possible because a failure to do so could cause a delay in the Annual Meeting and additional expense to the Company. A postage-paid return envelope is provided for your convenience. This will not prevent you from voting in person, but it will assure that your vote will be counted if you are unable to attend the Annual Meeting. If you do decide to attend the Annual Meeting and feel for whatever reason that you want to change your vote at that time, you will be able to do so. If you are planning to attend the Annual Meeting, please let us know by marking the appropriate box on the proxy card.

                                           Sincerely yours,


                                           /s/Charles G. Urtin
                                           -------------------------------------
                                           Charles G. Urtin
                                           President and Chief Executive Officer

--------------------------------------------------------------------------------
                                IBT BANCORP, INC.
                                 309 MAIN STREET
                            IRWIN, PENNSYLVANIA 15642
--------------------------------------------------------------------------------
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON APRIL 20, 2004
--------------------------------------------------------------------------------


NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the "Meeting") of IBT Bancorp, Inc. (the "Company"), will be held at the Irwin Masonic Temple, located at 417 Main Street, Irwin, Pennsylvania, on Tuesday, April 20, 2004 at 2:00 p.m., local time, for the following purposes:

         1.       To elect four directors of the Company;

         2. To ratify the appointment of Edwards Sauer & Owens as the independent accountants for the Company for the fiscal year ending December 31, 2004; and

         3. Such other business as may properly come before the Meeting and any adjournments.

The Board of Directors is not aware of any other business to come before the Meeting. Stockholders of record at the close of business on March 2, 2004 are the stockholders entitled to vote at the Meeting and any adjournments thereof.

         A copy of the Company's Annual Report for the year ended December 31, 2003 is enclosed.

         YOUR VOTE IS VERY IMPORTANT, REGARDLESS OF THE NUMBER OF SHARES YOU OWN. WE ENCOURAGE YOU TO VOTE BY PROXY SO THAT YOUR SHARES WILL BE REPRESENTED AND VOTED AT THE MEETING EVEN IF YOU CANNOT ATTEND. ALL STOCKHOLDERS OF RECORD CAN VOTE BY WRITTEN PROXY CARD. HOWEVER, IF YOU ARE A STOCKHOLDER WHOSE SHARES ARE NOT REGISTERED IN YOUR OWN NAME, YOU WILL NEED ADDITIONAL DOCUMENTATION FROM YOUR RECORD HOLDER TO VOTE PERSONALLY AT THE MEETING.

                                              BY ORDER OF THE BOARD OF DIRECTORS


                                              /s/Robert A. Bowell
                                              ----------------------------------
                                              Robert A. Bowell
                                              Secretary

Irwin, Pennsylvania
March 19, 2004


--------------------------------------------------------------------------------
IMPORTANT: THE PROMPT RETURN OF PROXIES WILL SAVE THE COMPANY THE EXPENSE OF FURTHER REQUESTS FOR PROXIES IN ORDER TO INSURE A QUORUM AT THE MEETING. A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                 PROXY STATEMENT
                                       OF
                                IBT BANCORP, INC.
                                 309 MAIN STREET
                            IRWIN, PENNSYLVANIA 15642
--------------------------------------------------------------------------------
                         ANNUAL MEETING OF STOCKHOLDERS
                                 APRIL 20, 2004
--------------------------------------------------------------------------------

         This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of IBT Bancorp, Inc. (the "Company") to be used at the Annual Meeting of Stockholders which will be held at the Irwin Masonic Hall, located at 417 Main Street, Irwin, Pennsylvania, on Tuesday, April 20, 2004, 2:00 p.m., local time (the "Meeting"). The accompanying Notice of Annual Meeting of Stockholders and this Proxy Statement are being mailed to stockholders on or about March 19, 2004.

         All properly executed written proxies that are delivered pursuant to this proxy statement will be voted on all matters that properly come before the Meeting for a vote. If your signed proxy specifies instructions with respect to matters being voted upon, your shares will be voted in accordance with your instructions. If no instructions are specified, your shares will be voted (a) FOR the election as directors of the nominees named in Proposal I, (b) FOR Proposal II (ratification of independent public accountants), and (c) in the discretion of the proxy holders, as to any other matters that may properly come before the Meeting. Your proxy may be revoked at any time prior to being voted by: (i) filing with the Corporate Secretary of the Company (Robert A. Bowell, at 309 Main Street, Irwin, Pennsylvania 15642) written notice of such revocation,
(ii) submitting a duly executed proxy bearing a later date, or (iii) attending the Meeting and giving the Secretary notice of your intention to vote in person.

--------------------------------------------------------------------------------
                         VOTING STOCK AND VOTE REQUIRED
--------------------------------------------------------------------------------

         The Board of Directors has fixed the close of business on March 2, 2004 (the "Record Date") as the record date for the determination of stockholders who are entitled to notice of, and to vote at, the Meeting. On the Record Date, there were 2,977,655 shares of the Company's common stock outstanding (the "Common Stock"). Each stockholder of record on the Record Date is entitled to one vote for each share held.

         The presence in person or by proxy of at least a majority of the outstanding shares of Common Stock entitled to vote is necessary to constitute a quorum at the Meeting. With respect to any matter, any shares for which a broker indicates on the proxy that it does not have discretionary authority as to such shares to vote on such matter (the "Broker Non-Votes") will not be considered present for purposes of determining whether a quorum is present. In the event there are not sufficient votes for a quorum or to ratify any proposals at the time of the Meeting, the Meeting may be adjourned in order to permit the further solicitation of proxies.

         As to the election of directors, the proxy being provided by the Board enables a stockholder to vote for the election of the nominees as submitted as Proposal I proposed by the Board, or to withhold authority to vote for the nominee being proposed. Directors shall be elected by a plurality of votes of the shares present in person or represented by proxy at a meeting and entitled to vote in the election of directors.

         As to the ratification of the independent accountants, which is submitted as Proposal II, a stockholder may: (i) vote "FOR" the ratification;
(ii) vote "AGAINST" the ratification; or (iii) "ABSTAIN" with respect to the ratification. Unless otherwise required by law, Proposal II and all other matters shall be determined by a majority of votes cast affirmatively or negatively without regard to (a) Broker Non-Votes, or (b) proxies marked "ABSTAIN" as to that matter.

--------------------------------------------------------------------------------
                                PRINCIPAL HOLDERS
--------------------------------------------------------------------------------

         Persons and groups beneficially owning in excess of 5% of the Common Stock are required to file certain reports regarding such ownership pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Management knows of no person or group that beneficially owned more than 5% of the outstanding shares of Common Stock at the Record Date.

--------------------------------------------------------------------------------
             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
--------------------------------------------------------------------------------

         Section 16(a) of the Exchange Act requires the Company's directors and executive officers to file reports of ownership and changes in ownership of their equity securities of the Company with the Securities and Exchange Commission and to furnish the Company with copies of such reports. To the best of the Company's knowledge, all of the filings by the Company's directors and executive officers were made on a timely basis during the 2003 fiscal year.

--------------------------------------------------------------------------------
                       PROPOSAL I - ELECTION OF DIRECTORS
--------------------------------------------------------------------------------

         The Articles of Incorporation require that directors be divided into three classes, as nearly equal in number as possible, each class to serve for a three year period, with approximately one-third of the directors elected each year. The Board of Directors currently consists of nine members, each of whom also serves as a director of Irwin Bank & Trust Company (the "Bank").

         Robert Rebich, Jr., Grant J. Shevchik and Charles G. Urtin have been nominated by the Board of Directors for a term of three years, and John N. Brenzia has been nominated by the Board of Directors for a term of two years (collectively, the "Nominees"). The Nominees, with the exception of John
Brenzia, currently serve as directors of the Company. The Nominees will serve for their respective terms or until his successor has been elected and qualified.

         The persons named as proxies in the enclosed proxy card intend to vote "for" the election of the Nominees, unless the proxy card is marked to indicate that such authorization is expressly withheld. Should the Nominees withdraw or be unable to serve (which the Board of Directors does not expect) or should any other vacancy occur in the Board of Directors, it is the intention of the persons named in the enclosed proxy card to vote "for" the election of such persons as may be recommended by the Board of Directors. If there are no substitute nominees, the size of the Board of Directors may be reduced.

         The following table sets forth information with respect to the nominees and the other sitting directors, including for each their name, age, the year they first became a director of the Company or the Bank, the expiration date of their current term as a director, and the number and percentage of shares of the Common Stock beneficially owned. Beneficial ownership of directors and executive officers of the Company, as a group, is also set forth below.


                                                                                              Shares of
                                                                                             Common Stock
                                   Age at                                  Current           Beneficially
                                December 31,      Year First Elected        Term             Owned as of           Percent
Name and Title                      2003           or Appointed(1)        to Expire       the Record Date(2)     of Class (%)
--------------                      ----           ---------------        ---------       ------------------     ------------

                                           BOARD NOMINEE FOR TERM TO EXPIRE IN 2006
John N. Brenzia                      62                  N/A                 N/A                   200                *
Nominee
                                           BOARD NOMINEES FOR TERM TO EXPIRE IN 2007
Robert Rebich, Jr.                   62                  1991               2004               103,907(3)            3.49%
Director
Grant J. Shevchik                    52                  1992               2004                12,188                *
Director
Charles G. Urtin                     57                  1998               2004                26,781(3)             *
Director, President and
Chief Executive Officer
                                                DIRECTORS CONTINUING IN OFFICE
J. Curt Gardner                      65                  1980               2005                22,800                *
Chairman of the Board
Richard L. Ryan                      73                  1968               2005                 8,032                *
Director
Robert C. Whisner                    75                  1969               2005                84,658               2.84
Director
Richard J. Hoffman                   58                  2002               2006                 6,447(3)             *
Director
Edwin A. Paulone                     79                  1969               2006                13,853                *
Director
                             NAMED EXECUTIVE OFFICERS OF THE COMPANY OR BANK WHO ARE NOT DIRECTORS
Robert A. Bowell                     48                   --                 --                 11,974                *
Executive Vice President,
Chief Lending Officer,
Secretary and Treasurer
David A. Finui                       49                   --                 --                  4,989                *
Senior Vice President and
Chief Operating Officer of
the Bank
All directors, nominees and                                                                    301,241              10.11
executive officers of the
Company, including certain
executive officers of the
Bank as a group
(12 persons)

----------------
(1) Refers to the year the individual first became a director of the Bank or Company. All directors of the Bank as of August 1986 became directors of the Company when it was incorporated in August 1986.

(footnotes continue on next page)

(2) Unless otherwise noted, all persons and group named in the table above have sole or shared voting or investment power with respect to the shares listed in the table. For Messrs. Gardner, Palone, Rebich and Shevchik the share amounts include 5,000 shares of common stock that such directors have the right to acquire within 60 days of the Record Date. Such options granted are fully vested and exercisable. Mr. Urtin's shares include 12,000 shares of common stock that may be acquired within 60 days of the Record Date. Mr. Ryan's shares include 3,875 shares of Common Stock that may be acquired within 60 days of the Record Date. Messrs. Hoffman and Whisner shares include 500 shares of common stock that may be acquired within 60 days of the Record Date. Mr. Bowell's shares include 6,000 shares of common stock that may be acquired within 60 days of the Record Date. Mr. Finui's shares include 3,167 shares of Common Stock that may be acquired within 60 days of the Record Date.
(3) Excludes 127,218 shares of Common Stock held by ITrust & Co. ITrust & Co. was formed by the Bank to act as the record holder for the clients of the Bank's trust department. Directors Rebich, Urtin, and Hoffman serve as the trust committee of ITrust & Co. This committee acts as a fiduciary in directing the voting and disposition of securities held in the accounts of trusts and estates. This committee had the authority to exercise shared voting and dispositive power with respect to 75,549 shares and sole voting and dispositive power over 51,669 shares on the record date. Beneficial ownership is disclaimed over all shares held by ITrust & Co.
*    Less than 1% of the common stock outstanding.

Biographical Information

         The principal business experience of each director and executive officer of the Company is set forth below. The executive officers and all directors have held their present positions for five years unless otherwise stated.

Nominees for Directors:

         Robert Rebich, Jr. retired in 1995 as the general manager of Parker Hannifin Corp.

         Grant J. Shevchik is a physician with Partners in Health - UPMC.

         John N. Brenzia is the vice president and chief financial officer of Irwin Car and Equipment. Prior to his position with Irwin Car and Equipment, Mr. Brenzia served in the financial department of Elliott Company, a multi-national manufacturer of heavy machinery.

         Charles G. Urtin is President and Chief Executive Officer of the Company and the Bank. The Board of Directors appointed Mr. Urtin President of the Company in April 2000 and Chief Executive Officer of the Company in January 1999. Mr. Urtin became President and Chief Executive Officer of the Bank on December 31, 1998. Prior to becoming President and Chief Executive Officer, Mr. Urtin held several executive positions with the Company and the Bank.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE ELECTION OF THE ABOVE NOMINEES FOR DIRECTORS.

Continuing Directors:

         J. Curt Gardner retired as President of the Company in April 2000 and was appointed Chairman of the Board in April 2002. Effective December 31, 1998, Mr. Gardner retired as the President and Chief Executive Officer of the Bank and as the Chief Executive Officer of the Company.

         Richard L. Ryan is Chairman of the Board of Ryan Moving and Storage, Inc. of Pittsburgh.

         Robert C. Whisner is the President, Chief Executive Officer and a director of Airtek Incorporated, a manufacturer of electric generators. Mr. Whisner is also a director of Remote Controls, Inc.

         Richard J. Hoffman is the owner of Hoffman Enterprises, a real estate development company, in Westmoreland and Allegheny Counties, Pennsylvania.

         Edwin A. Paulone is Vice President of Irwin Builders Supply Co.

Named Executive Officers of the Company or the Bank Who Are Not Directors

         Robert A. Bowell, 48, was appointed in April 2000 by the Company's Board of Directors to serve as Executive Vice President, Secretary and Treasurer of the Company. Since December 1998, Mr. Bowell has been an Executive Vice President, Secretary and Treasurer of the Bank. Prior to such date, Mr. Bowell served as Executive Vice President of the Bank.

         David A. Finui, 49, was appointed on January 15, 2002, Senior Vice President and Chief Operating Officer of the Bank. Previous to his new appointment, Mr. Finui served as Vice President and Trust Officer of the Bank.
Prior to his employment at the Bank, Mr. Finui was Senior Vice President of Community Banking for First Philson Bank, Somerset, Pennsylvania.

Certain Other Executive Officers Who Are Not Directors

         Raymond G. Suchta, 55, was appointed Vice President and Chief Financial Officer of the Bank on January 15, 2002 and as Chief Financial Officer of the Company in October 2002 and Senior Vice President in April 2003. Previous to his employment at the Bank, Mr. Suchta was Chief Financial Officer and Treasurer of GA Financial Inc., Pittsburgh, Pennsylvania. Mr. Suchta is a Certified Public Accountant.

Meetings and Certain Committees of the Board of Directors

         The Board of Directors conducts its business through meetings of the Board of Directors and through its committees. During the fiscal year ended December 31, 2003, the Board of Directors of the Company held 12 regular meetings and no special meetings. No directors of the Company attended fewer than 75% of the total meetings of the Board of Directors and committee meetings on which such Board member served during this period. In addition to other committees, as of December 31, 2003, the Company had an Audit Committee and a Compensation Committee. The Compensation Committee of the Bank also acts as the Compensation Committee for the Company.

         The Compensation Committee of the Bank is currently comprised of Directors Gardner, Rebich, Hoffman, Ryan and Shevchik. The members of the Compensation Committee are independent in accordance with the listing requirements of the American Stock Exchange ("AMEX"). This standing committee recommends to its Board of Directors a salary for the president and chief executive officer and approves officer salary adjustments. The Compensation Committee met three times during fiscal year 2003.

         The Audit Committee, a standing committee, is currently comprised of Directors Paulone, Ryan, Gardner and Shevchik, four non-employee members of the Board of Directors. All members of the Audit Committee are independent in accordance with the listing standards of the AMEX. The Audit Committee meets with the independent accountants, Edwards Sauer & Owens, to discuss the annual audit and any related matters. The Audit Committee is further responsible for internal controls for financial reporting. The Audit Committee has adopted a written charter which is attached to this proxy statement at Appendix A. The Audit Committee met ten times in fiscal year 2003.

         The Board of Directors has determined that Mr. Gardner, a member of the Company's Audit Committee, is an "Audit Committee Financial Expert" as that term is defined in the Securities Exchange Act of 1934. The Board of Directors has also determined that Mr. Gardner is independent as that term is used in item 7(d)(3)(iv)(A) of Schedule 14A of the Securities Exchange Act of 1934.

Report of the Audit Committee

         For the fiscal year ended December 31, 2003, the Audit Committee: (i) reviewed and discussed the Company's audited financial statements with management, (ii) discussed with the Company's independent auditor, Edwards, Sauer & Owens, all matters required to be discussed under Statement on Auditing Standards No. 61, and (iii) received Edwards, Sauer & Owens disclosures regarding Edwards, Sauer & Owens's independence as required by Independence Standards Board Standard No. 1 and discussed with Edwards, Sauer & Owens its independence. Based on the foregoing review and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2003.

         Audit Committee:

                  Grant J. Shevchik- Chairman
                  Edwin A Paulone
                  J. Curt Gardner
                  Richard L. Ryan

Director Nomination Process

         The entire Board of Directors acts as a nominating committee for the selection of management's nominees for Director. The Board of Directors met as a nominating committee one time during the year ended December 31, 2003. The Company has not adopted a written nominating committee charter.

         By resolution of the Board of Directors, all nominees must be approved by a majority of the independent directors. The Board of Directors believes that its procedures comply with the requirements of the American Stock Exchange and provide adequate assurance that nominations are approved by independent directors. The Board of Directors will consider director candidates recommended by shareholders. Any such recommendations must be submitted to the Secretary at least 120 days prior to the date of the Annual Meeting and should include the nominee's name and qualifications for board membership. The Board believes that all nominees for director, including shareholder nominees, should have the highest personal and professional ethics and integrity; substantial business or other professional experience in the market area served by IBT Bancorp, Inc. and its subsidiary, Irwin Bank and Trust; commitment to enhancing the business and prospects of the Company and the Bank; ability to work with existing board members and management; ability to make appropriate level of commitment of time and resources to their duties as director; an understanding of banking and financial matters and the role of directors in the management of the Company; and personal investment in the Company common stock.

         For  the  2004  Annual   Meeting,   Mr.  Rebich,   a  stockholder   and
non-management member of the Board of Directors, recommended Mr. Breznia as a nominee to the Company's Board of Directors.

Stockholder Communications

         The Board of Directors does not have a formal process for stockholders to send communications to the Board. In view of the infrequency of stockholder communications to the Board of Directors, the Board does not believe that a formal process is necessary. Written communications received by the Company from stockholders are shared with the full Board no later than the next regularly scheduled Board meeting. The Board encourages, but does not require, directors to attend the annual meeting of stockholders. All of the Board's members attended the 2003 annual meeting of stockholders.

--------------------------------------------------------------------------------
                       DIRECTOR AND EXECUTIVE COMPENSATION
--------------------------------------------------------------------------------

Director Compensation

         The directors of the Company are not compensated. However, each non-employee director of the Bank received a fee of $1,000 for each meeting attended for the year ended December 31, 2003. Each member of a board committee (other than employees who are also directors) receives a fee of $250 per committee meeting attended, except members of the executive committee are paid a fee of $500 per meeting attended in person. At December 31, 2003, board and committee fees totaled approximately $209,000.

         All directors of the Bank were, prior to 1995, eligible to defer receipt of board fees earned prior to 1995 until a later date, such as following retirement or reaching a certain age. Directors Paulone, Whisner, Fawcett and Gardner participate in this program that provides a guaranteed net rate of return by the Bank over a specified time period for the fees deferred. Director Fawcett is a director emeritus. During 2003, this program resulted in payments to Directors Paulone, Whisner and Fawcett of $6,916, $11,276, and $33,116, respectively.

         The Bank pays life insurance premiums for Directors Fawcett, Gardner, Paulone and Whisner. However, the premiums on the policies are currently being paid by the dividends on the policies.

         Upon his retirement on December 31, 1998, the Bank entered into an agreement with Mr. Gardner to pay him $2,000 per month for 50 months, plus continuation of medical coverage for him and his spouse until they each attain age 65.

         Under the 2000 Stock Option Plan, each non-employee director was granted options to purchase 2,250 shares of Common Stock in May 2000, 1,125 shares of Common Stock in May 2001, 1,125 shares of Common Stock in May 2002 and 500 shares in May 2003. In 2003, Mr. Urtin was granted options to purchase 1,200 shares of Common Stock. The exercise price of the options is the fair market value of the Company's Common Stock on the effective date of grant. See"Executive Compensation -- Stock Awards."

Executive Compensation

         Summary Compensation Table. The following table sets forth the cash and non-cash compensation awarded to or earned by Messrs. Urtin, Bowell and Finui. No other executive officer had a salary and bonus during the fiscal year ended December 31, 2003 that exceeded $100,000 for services rendered in all capacities to the Company and the Bank.

                                                                      Long Term
                                                                     Compensation
                                           Annual Compensation          Awards
                                     -------------------------   -------------------
                                                                      Securities
Name and                                                              Underlying          All Other
Principal Position           Year     Salary($)     Bonus($)     Options/SARs (#)(1)   Compensation($)
------------------           ----     ---------     --------     -------------------   ---------------
Charles G. Urtin             2003      187,778       15,000             1,200                 2,905(2)
President and Chief          2002      176,901       60,000             4,000                 2,437
Executive Officer            2001      140,000       19,000             4,000                 2,091

Robert A. Bowell             2003      122,572        9,455             1,200                 1,892(2)
Executive Vice               2002      112,074       35,000             2,000                 1,543
President,                   2001       88,000       14,000             2,000                 1,300
Secretary, Treasurer
and Chief Lending
Officer

David A. Finui               2003      105,197        8,296             1,200                 1,865(2)
Senior Vice                  2002      100,540       19,720             1,500                 1,327
President and Chief          2001       70,088       17,648             1,000                 1,360
Operating Officer of
the Bank

-------------
(1)  See "-- Stock Awards."
(2)  Consists of matching contributions to the 401(k) plan by the Bank.

         Stock Awards. The following table sets forth information with respect to previously awarded stock options to purchase the Common Stock granted to Messrs. Urtin, Bowell and Finui and held by each as of December 31, 2003. The Company has not granted to Messrs. Urtin, Bowell and Finui any stock appreciation rights.

                               OPTION GRANTS TABLE

                        Option Grants in Last Fiscal Year
                        ---------------------------------

                                                                                  Potential Realizable
                                                                                    Value at Assumed
                                                                                 Annual Rates of Stock
                                                                                 Price Appreciation for
                                 Individual Grants                                   Option Term(1)
------------------------------------------------------------------------------- -----------------------
                                        % of Total
                   # of Securities        Options         Exercise
                     Underlying         Granted to        or Base
                       Options         Employees in        Price     Expiration
  Name              Granted(#)(1)       Fiscal Year        ($/Sh)       Date         5% ($) 10% ($)
  ----              -------------       -----------        ------       ----         --------------

Charles G. Urtin        1,200              5.8%            $51.40    9/02/2013    44,699        113,277
Robert A. Bowell        1,200              5.8%            $51.40    9/02/2013    44,699        113,277
David A. Finui          1,200              5.8%            $51.40    9/02/2013    44,699        113,277

--------------
(1) The amounts represent certain assumed rates of appreciation only over a 10 year period. Actual gains, if any, on stock option exercises and Common Stock holdings are dependent on the future performance of the Common Stock and overall stock market conditions. There can be no assurance that the amount reflected in the table will be achieved. The values in the table are based upon the exercise price of $51.40 and the closing price of $59.23 at December 31, 2003.

                 OPTION/SAR EXERCISES AND YEAR END VALUE TABLE

     Aggregated Option/SAR Exercises in Last Fiscal Year, and FY-End Option
     ----------------------------------------------------------------------
                            Number of Securities
                           Underlying Unexercised       Value of Unexercised
                                   Options              In-The-Money Options
                                at FY-End (#)               at FY-End ($)
                          -------------------------   -------------------------
         Name             Exercisable/Unexercisable   Exercisable/Unexercisable
         ----             -------------------------   -------------------------

Charles G. Urtin               8,000 /     --            277,840 /      -- (1)
                               2,667 /  1,333             96,625 /  48,295 (2)
                               1,333 /  2,667             32,125 /  70,275 (3)
                                  -- /  1,200              9,396 /      -- (4)
Robert A. Bowell               4,000 /     --            138,920 /      -- (1)
                               1,333 /    667             48,295 /  24,165 (2)
                                 667 /  1,333             17,575 /  35,125 (3)
                                  -- /  1,200                 -- /   9,396 (4)

David A. Finui                 2,000 /     --             69,460 /      -- (1)
                                 667 /    333             24,165 /  12,065 (2)
                                 500 /  1,000             13,175 /  26,350 (3)
                                  -- /  1,200                 -- /   9,396 (4)

-------------
(1) Based on the exercise price of $24.50 and the closing price on December 31, 2003 of $59.23.
(2) Based on the exercise price of $23.00 and the closing price on December 31, 2003 of $59.23.
(3) Based on the exercise price of $32.88 and the closing price on December 31, 2003 of $59.23.
(4) Based on the exercise price of $51.40 and the closing price on December 31, 2003 of $59.23.

Other Benefits

         Change in Control Agreements. The Bank has entered into change in control severance agreements with Messrs. Urtin, Bowell and Finui, respectively. The agreements are each for a three year term and may be renewed annually by the board of directors upon a determination of satisfactory performance within the board's sole discretion. The agreement may be terminated by the Bank for just cause, as that term is defined in the agreement, or for no cause. If Messrs. Urtin's, Bowell's or Finui's employment is terminated without just cause in connection with, or within two years after, any change in control of the Bank or the Company, such officer will be paid a lump sum equal to 2.99, 2.0 or 1.0 times, respectively, of his average annual taxable compensation paid during the five years prior to the change in control. In the event of a change of control at December 31, 2003, Messrs. Urtin, Bowell and Finui would have received a payment of approximately $471,361,$196,448 and $69,915, respectively.

         Pension Plan. The Bank maintained one non-contributory defined benefit pension plan for its employees prior to 1995 (Plan #1). In 1995, various plan assumptions were changed which resulted in a reduction in benefits for older and long-standing employees. To compensate for this, a supplemental non- qualified plan was installed for those employees so affected (Plan #2). The Bank's funding policy is to contribute annually the maximum amount that can be deducted for federal income tax purposes for Plan #1. Contributions are intended to provide not only for benefits attributed to service to date, but also for those expected to be earned in the future. Assets for the plans are primarily invested in U.S. Government obligations, corporate obligations and equity securities whose valuations are subject to market fluctuations.

         For employees who attained age 50 and completed 10 years of service prior to December 31, 1994, benefits under Plan #1 and #2 will be calculated at normal retirement at age 65 as a monthly benefit equal to the sum of 1.1% of average monthly compensation multiplied by years of service (with a maximum of 44 years), plus .65% of average monthly compensation in excess of the social security taxable wage base for each year multiplied by years of service (not to exceed 35 years). Effective October 15, 1994, the pension formula was revised to ..8% rather than 1.1% of average monthly compensation, as noted above, for all employees, except those who attained age 50 and completed 10 years of service prior to December 31, 1994.

         Benefits are payable in the form of various annuity alternatives, including a joint and survivor option. For the pension plan year ended December 31, 2003, the highest permissible annual benefit under the Internal Revenue Code is $160,000.

         Mr. Urtin has 19 years of service and will have 27 years of service at his expected retirement date of January 1, 2012, at age 65. Mr. Bowell has 15 years of service and will have 32 years of service at his expected retirement date of October 1, 2020 at age 65. Mr. Finui has 4 years of service and will have 20 years of service at his expected retirement date of November 1, 2019 at age 65. Based upon their 2003 compensation level, the projected monthly benefit payable at normal retirement date would be approximately $5,084, $3,175 and $1,690, respectively for Messrs. Urtin, Bowell and Finui. These payments are lifetime benefits. Mr. Urtin will also be entitled to a monthly benefit from the supplemental plan in the amount of approximately $565.

Compensation Committee Interlocks and Insider Participation.

         The Compensation Committee currently consists of Directors Gardner, Rebich, Ryan, Shevchik and Hoffman. No member of the Committee is, or was, an executive officer of another company whose board of directors has a comparable committee on which one of the Company's executive officers serves. None of the executive officers of the Company is, or was during 2003, a member of a comparable compensation committee of a company of which any of the directors of the Company is an executive officer. Additionally, Mr. Gardner was, until April 2000, an officer of the Company, and until December 1998, an officer of the Bank. See "Director Compensation."

Compensation Committee Report on Executive Compensation

         The Compensation Committee meets annually to review compensation paid to the chief executive officer. The Committee reviews various published surveys of compensation paid to employees performing similar duties for depository institutions and their holding companies, with a particular focus on the level of compensation paid by comparable stockholder institutions in and around the Bank's market areas, including institutions with total assets of between $400 million and $700 million. Although the Committee does not specifically set compensation levels for executive officers based on whether particular financial goals have been achieved by the Bank, the Committee does consider the overall profitability of the Bank when making these decisions. The Compensation Committee has the following goals for compensation programs impacting the executive officers of the Company and the Bank:

          o to provide motivation for the executive officers to enhance stockholder value by linking their compensation to the future value of the Company's stock;

          o to retain the executive officers who have led the Company to build its existing market franchise and to allow the Bank to attract high quality executive officers in the future by providing total compensation opportunities which are consistent with competitive norms of the industry and the Company's level of performance; and

          o to maintain reasonable fixed compensation costs by targeting base salaries at a competitive average.

         During the year ended December 31, 2003, Charles G. Urtin, President and Chief Executive Officer, received an increase in his base salary from $175,000 to $185,00 due to his continued leadership in the management of the Company and the Bank. Additionally, Mr. Urtin was awarded additional stock options under the Stock Option Plan. Such awards are intended to provide incentive to the President for implementation of a business plan that will enhance shareholder value in the intermediate and long term. The Committee will consider the annual compensation paid to the presidents and chief executive officers of publicly owned commercial banks nationally, in the Commonwealth of Pennsylvania and surrounding geographic areas with assets of between $400 million and $700 million and the job performance of such individual as determined by the Committee.

         Compensation Committee:

                  Robert Rebich - Chairman
                  J. Curt Gardner
                  Richard L. Ryan
                  Grant J. Shevchik
                  Richard J. Hoffman

Stock Performance Graph

         The following graph compares the cumulative total shareholder return on the Common Stock with (a) the cumulative total shareholder return on stocks included in the Nasdaq Stock Market index and (b) the cumulative total shareholder return on stocks included in the Nasdaq Bank index, as prepared by the Center for Research in Securities Prices ("CRSP") at the University of Chicago. All three investment comparisons assume the investment of $100 as of December 31, 1998 and the reinvestment of dividends. The graph provides comparisons at December 31, 1998 and each fiscal year through December 31, 2003.


                               [GRAPHIC OMITTED]


-------------------------------  -----------   -----------   -----------   -----------   -----------   -----------
                                 12/31/98($)   12/31/99($)   12/31/00($)   12/31/01($)   12/31/02($)   12/31/03($)
-------------------------------  -----------   -----------   -----------   -----------   -----------   -----------
IBT Bancorp, Inc.                     100           126            77            116           158           254
-------------------------------  -----------   -----------   -----------   -----------   -----------   -----------
CRSP Nasdaq Bank Index                100            96           110            119           122           157
-------------------------------  -----------   -----------   -----------   -----------   -----------   -----------
CRSP Nasdaq U.S. Index                100           185           112             89            61            92
-------------------------------  -----------   -----------   -----------   -----------   -----------   -----------

         There can be no assurance that the Company's future stock performance will be the same or similar to the historical performance shown in the above graph. The Company neither makes nor endorses any predictions as to stock performance.

--------------------------------------------------------------------------------
                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
--------------------------------------------------------------------------------

         The Bank, like many financial institutions, has followed a policy of granting various types of loans to officers, directors and employees. All loans to executive officers, directors and immediate family members of such persons have been made in the ordinary course of business and on substantially the same terms, including interest rates and collateral, as those prevailing at the time for the Bank's other customers, and do not involve more than the normal risk of collectibility, or present other unfavorable features.

--------------------------------------------------------------------------------
            PROPOSAL II -- RATIFICATION OF APPOINTMENT OF ACCOUNTANTS
--------------------------------------------------------------------------------

         Edwards Sauer & Owens was the Company's independent public accountants for the 2003 fiscal year. The Board of Directors has appointed Edwards Sauer & Owens to be its accountants for the fiscal year ending December 31, 2004, subject to ratification by the Company's stockholders. The engagement of Edwards Sauer & Owens was approved in advance by the Audit Committee. A representative of Edwards Sauer & Owens is expected to be present at the Meeting to respond to stockholders' questions and will have the opportunity to make a statement if the representative so desires.

Audit Fees

         The aggregate fees billed by Edwards, Sauer & Owens for professional services rendered for the audit of the Company's annual consolidated financial statements and for the review of the consolidated financial statements included in the Company's Quarterly Reports on Form 10-Q for the fiscal years ended December 31, 2003 and 2002 were $62,360 and $57,400, respectively.

Audit Related Fees

         The aggregate fees billed by Edwards, Sauer & Owens for assurance and related services related to the audit of the annual financial statements and to the review of the quarterly financial statements for the years ended December 31, 2003 and 2002 were $10,855 and $9,890, respectively.

Tax Fees

         The aggregate fees billed by Edwards, Sauer & Owens for professional services rendered for tax compliance, tax advice or tax planning for the years ended December 31, 2003 and 2002 were $13,380 and $14,340, respectively.

All Other Fees

         The aggregate fees billed by Edwards, Sauer & Owens for professional services rendered for services or products other than those listed under the captions "Audit Fees," "Audit-Related Fees," and "Tax Fees" for the years ended December 31, 2003 and 2002 were $18,121 and $27,225, respectively, and consisted of assistance in accounting matters, trust examinations and assistance with benefit plans.

         It is the Audit Committee's policy to pre-approve all audit and non-audit services prior to the engagement of the Company's independent auditor to perform any service. All of the services listed above for 2002 and 2003 were approved by the Audit Committee prior to the service being rendered. No services were approved pursuant to the de minimus exception of the Sarbanes-Oxley Act of 2002.

         Ratification of the appointment of the accountants requires the affirmative vote of a majority of the votes cast by the stockholders of the Company at the Meeting. The Board of Directors recommends that stockholders vote "FOR" the ratification of the appointment of Edwards Sauer & Owens as the Company's accountants for the 2004 fiscal year.

--------------------------------------------------------------------------------
                              STOCKHOLDER PROPOSALS
--------------------------------------------------------------------------------

         In order to be considered for inclusion in the Company's proxy statement for the annual meeting of stockholders to be held in 2005, all stockholder proposals must be submitted to the Secretary at the Company's office, 309 Main Street, Irwin, Pennsylvania 15642, on or before November 12, 2004. In order to be considered for possible action by stockholders at the 2005 annual meeting of stockholders, stockholder proposals not included in the Company's proxy statement must be submitted to the Secretary of the Company, at the address set forth above, no later than February 12, 2005.

--------------------------------------------------------------------------------
                                  MISCELLANEOUS
--------------------------------------------------------------------------------

         The  cost of  soliciting  proxies  will be borne  by the  Company.  The
Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of Common Stock. In addition to solicitations by mail, directors, officers, and regular employees of the Company may solicit proxies personally or by telegraph or telephone without additional compensation.

--------------------------------------------------------------------------------
                                    FORM 10-K
--------------------------------------------------------------------------------

A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2003 WILL BE FURNISHED WITHOUT CHARGE TO STOCKHOLDERS AS OF THE RECORD DATE UPON WRITTEN REQUEST TO THE SECRETARY, IBT BANCORP, INC., 309 MAIN STREET, IRWIN, PENNSYLVANIA 15642.

                                              BY ORDER OF THE BOARD OF DIRECTORS


                                              /s/Robert A. Bowell
                                              ----------------------------------
                                              Robert A. Bowell
                                              Secretary
Irwin, Pennsylvania
March 19, 2004

                                                                      APPENDIX A

                                IBT BANCORP, INC.
                             AUDIT COMMITTEE CHARTER

         1. Members. The Board of Directors of IBT Bancorp, Inc. (the "Company")
            -------
shall appoint an Audit Committee of at least two members, consisting entirely of "independent" directors of the Board, and shall designate one member as chairperson. For purposes hereof, "independent" shall mean a director who meets the definition of "independence" as used in Item 7(d)(3)(iv) of Schedule 14A of the Securities Exchange Act of 1934 ("Exchange Act").

         Each member of the Company's Audit Committee must be financially literate, and at least one member of the Audit Committee shall have Audit Committee experience.

         2. Purposes,  Duties, and  Responsibilities.  The Audit Committee shall
            ----------------------------------------
represent the Board of Directors in discharging its responsibilities relating to the accounting, reporting, and financial practices of the Company and its subsidiaries, and shall have general responsibility for surveillance of internal controls and accounting and audit activities of the Company and its subsidiaries. The Audit Committee does not itself prepare financial statements or perform audits, and its members are not auditors or certifiers of the Company's financial statements. Specifically, the responsibilities of the Audit Committee shall include, but not be limited to:

                  (i) Recommend to the Board of Directors, and evaluate, the firm of independent certified public accountants to be appointed as auditors of the Company, which firm shall be ultimately accountable to the Board of Directors through the Audit Committee.

                  (ii) Be directly responsible for the appointment, compensation and oversight of the Company's independent auditors and internal auditors.

                  (iii) Review and discuss with the outside auditors their audit procedures, including the scope, fees and timing of the audit, and the results of the annual audit examination and any accompanying management letters, and any reports of the outside auditors with respect to interim periods.

                  (iv) Review and discuss the written statement from the outside auditor of the Company concerning any relationships between the auditor and the Company or any other relationships that may adversely affect the independence of the auditor and, based on such review, assess the independence of the outside auditor.

                  (v) Review and discuss with management and the outside auditors the financial statements of the Company, including an analysis of the auditors' judgment as to the quality of the Company's accounting principles.

                  (vi) Recommend to the Board of Directors whether, based on the review and discussions described in paragraphs (ii) through
                  (v) above, the financial statements should be included in the Annual Report on Form 10-K.

                  (vii) Review and discuss with management and the outside auditors: (a) any material financial or non-financial arrangements of the Company which do not appear on the financial statements of the Company; and (b) any transactions or courses of dealing with parties related to the Company which transactions are significant in size or involve terms or other aspects that differ from those that would likely be negotiated with independent parties, and which arrangements or transactions are relevant to an understanding of the Company's financial statements.

                  (viii) Review and discuss with management and the outside auditors the adequacy of the Company's internal controls.

                  (ix) Review and discuss with management and the outside auditors the accounting policies which may be viewed as critical, and review and discuss any significant changes in the accounting policies of the Company and accounting and financial reporting proposals that may have a significant impact on the Company's financial reports.

                  (x) Establish policies and procedures for the engagement of the outside auditor to provide non-audit services, and consider whether the outside auditor's performance of information technology and other non-audit services is compatible with the auditor's independence.

                  (xi) Review material pending legal proceedings involving the Company and other contingent liabilities.

                  (xii) Establish procedures to receive and respond to employee and others' complaints and concerns regarding the Company's accounting or auditing matters.

                  (xiii) Establish procedures to coordinate the procedures of the Audit Committee with the Company's Disclosure Committee responsible for overseeing the accuracy of the Company's filings under the Exchange Act.

                  (xiv) Review the appropriateness of the Audit Committee Charter on a periodic basis.

         3. Meetings.  The Audit  Committee shall meet as often as may be deemed
            ---------
necessary or appropriate in its judgment, generally four times each year, either in person or telephonically. The Audit Committee shall meet in executive session with the outside auditors at least annually. The Audit Committee may create subcommittees who shall report to the Audit Committee. The Audit Committee shall report to the full Board of Directors with respect to its meetings. The majority of the members of the Audit Committee shall constitute a quorum.

         4. Outside  Advisors and Funding.  The Audit  Committee  shall have the
            ------------------------------
appropriate funding and authority to retain such outside counsel, experts, and other advisors as it determines appropriate to assist in the full performance of its functions.

         5. Investigations.  The  Audit  Committee  shall have the  authority to
            ---------------
conduct or authorize investigations into any matters within its scope of responsibilities and shall have the authority to retain outside advisors to assist it in the conduct of any investigation.

--------------------------------------------------------------------------------
                                IBT BANCORP, INC.
                                 309 MAIN STREET
                            IRWIN, PENNSYLVANIA 15642
--------------------------------------------------------------------------------
                         ANNUAL MEETING OF STOCKHOLDERS
                                 APRIL 20, 2004
--------------------------------------------------------------------------------

         The undersigned hereby appoints the Board of Directors of IBT Bancorp, Inc. (the "Company"), or its designee, with full powers of substitution, to act as attorneys and proxies for the undersigned, to vote all shares of Common Stock of the Company which the undersigned is entitled to vote at the 2004 Annual Meeting of Stockholders (the "Meeting"), to be held at the Irwin Masonic Hall, located at 417 Main Street, Irwin, Pennsylvania on Tuesday, April 20, 2004, at 2:00 p.m., local time and at any and all adjournments thereof, in the following manner:

                                                     FOR    WITHHELD
                                                     ---    --------

1.       The election as director of the nominees
         listed below with terms to expire
         during the year listed:                      |_|     |_|

         Robert Rebich, Jr.         (2007)
         Grant J. Shevchik          (2007)
         Charles G. Urtin           (2007)

         John N. Brenzia            (2006)

INSTRUCTIONS: To vote for or withhold your vote for all nominees, mark the appropriate box above. To withhold your vote for either one or more nominees, mark the "FOR" box above and write the name of the nominee(s), for whom authority to vote is being withheld, on the line provided below.


--------------------------------------------------------------------------------

                                                     FOR    AGAINST    ABSTAIN
                                                     ---    -------    -------

2.       To ratify the appointment of
         Edwards  Sauer & Owens as
         independent accountants for the
         Company for the fiscal year ending
         December 31, 2004.                          |_|      |_|        |_|

         The  Board of  Directors  recommends  a vote  "FOR"  the  above  listed
propositions.                                           ---

--------------------------------------------------------------------------------
THIS SIGNED PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE PROPOSITIONS STATED. IF ANY OTHER BUSINESS IS PRESENTED AT SUCH MEETING, THIS PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY IN THEIR BEST JUDGMENT. AT THE PRESENT TIME, THE BOARD OF
DIRECTORS   KNOWS  OF  NO  OTHER  BUSINESS  TO  BE  PRESENTED  AT  THE  MEETING.
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

                THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

         Should the undersigned be present and elect to vote at the Meeting, or at any adjournments thereof, and after notification to the Secretary of the Company at the Meeting of the stockholder's decision to terminate this proxy, the power of said attorneys and proxies shall be deemed terminated and of no further force and effect. The undersigned may also revoke this proxy by filing a subsequently dated proxy or by written notification to the Secretary of the Company of his or her decision to terminate this proxy.

         The undersigned acknowledges receipt from the Company prior to the execution of this proxy of an annual report, a Notice of Annual Meeting of Stockholders and a proxy statement dated March 19, 2004.



Dated:         , 2004  Please check here if you plan to attend the Meeting.  |_|
       ________


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PRINT NAME OF STOCKHOLDER                      PRINT NAME OF STOCKHOLDER


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SIGNATURE OF STOCKHOLDER                       SIGNATURE OF STOCKHOLDER


Please sign exactly as your name appears on this proxy. When signing as attorney, executor, administrator, trustee, or guardian, please give your full title. If shares are held jointly, each holder should sign.


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PLEASE  COMPLETE,  DATE,  SIGN,  AND MAIL THIS PROXY  PROMPTLY  IN THE  ENCLOSED
POSTAGE-PREPAID ENVELOPE.
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